               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of the following into Abbott's previously filed Form S-8 Registration Statements 33-4368 for the Abbott Laboratories 1986 Incentive Stock Program, 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program, 333-09071, 333-43381, 333-69547, 333-93253 and 333-52768 for
the Abbott Laboratories 1996 Incentive Stock Program, 333-13091 for the Abbott Laboratories Ashland Union 401(k) Plan and Trust, and 33-26685, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, and 333-93257
for the Abbott Laboratories Stock Retirement Plan and Trust; Abbott's previously filed post-effective Amendment No. 1 to Registration Statement on Form S-8 333-85867 for the Perclose, Inc. 1992 Stock Plan, Perclose, Inc. 1995 Director Option Plan, Perclose, Inc. 1997 Stock Plan and Perclose, Inc. 1995 Employee Stock Purchase Plan; and into Abbott's previously filed S-3 Registration Statements 33-50253, 333-06155, 333-63481, 333-65601, 333-83647
and 333-55446:

     1. Our supplemental report dated January 15, 2001 included in this Annual Report on Form 10-K for the year ended December 31, 2000; and

     2. Our report dated January 15, 2001 included in this Annual Report on Form 10-K for the year ended December 31, 2000.




                                     ARTHUR ANDERSEN LLP


Chicago, Illinois
February 15, 2001